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                                                                     EXHIBIT 1.1







                                     SHARES


                           NEXTEL INTERNATIONAL, INC.

                     CLASS A COMMON STOCK ($.001 PAR VALUE)






                           U.S. UNDERWRITING AGREEMENT




______________, 2001



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                                                            _____________, 2001




Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Deutsche Bank Securities Inc.
First Union Securities, Inc.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Warburg LLC
c/o Goldman, Sachs & Co.
    85 Broad Street
    New York, New York  10004

Ladies and Gentlemen:

               Nextel International, Inc., a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "U.S. UNDERWRITERS") an aggregate of _________ shares (the "U.S. FIRM SHARES") of its Class A Common Stock, $.001 par value (the "CLASS A COMMON STOCK") in connection with the offering and sale of such U.S. Firm Shares in the United States. The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional ________ shares of its Class A Common Stock (the "U.S. ADDITIONAL SHARES" and, together with the U.S. Firm Shares, the "U.S. SHARES") solely to cover overallotments if and to the extent that the U.S. Representatives (as defined below) shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of Class A Common Stock granted to the U.S. Underwriters in Section 2 hereof. Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc., First Union Securities, Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Warburg LLC shall act as representatives (the "U.S. REPRESENTATIVES") of the several U.S. Underwriters.

               It is understood and agreed to by all parties that the Company is concurrently entering into an agreement (the "INTERNATIONAL UNDERWRITING AGREEMENT") with certain underwriters outside the United States (the "INTERNATIONAL UNDERWRITERS") providing for the issuance and sale by the Company to the International Underwriters of up to a total of ________ shares of its Class A Common Stock (the "INTERNATIONAL SHARES"), including the overallotment option thereunder, in connection with the offering and sale of such International Shares outside the United States. Goldman Sachs International, Morgan Stanley & Co. International, Limited, Credit Suisse First Boston (Europe) Limited, Deutsche Bank AG London, First Union Securities, Inc., J.P. Morgan Securities Ltd., Merrill Lynch International and UBS Warburg LLC shall act as representatives (the "INTERNATIONAL REPRESENTATIVES") of the several International Underwriters.

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The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "UNDERWRITERS".

               The U.S. Shares and the International Shares are hereinafter collectively referred to as the "SHARES." The Class A Common Stock and the Class B Common Stock, $.001 par value (the "CLASS B COMMON STOCK") of the Company are hereinafter collectively referred to as the "COMMON STOCK."

               The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement relating to the Shares. The registration statement contains a U.S. prospectus to be used in connection with the offering and sale of the Shares in the United States (the "U.S. Prospectus"). In addition, the Company has prepared an international prospectus, to be used in connection with the offering and sale of Shares outside the United States (the "International Prospectus"). The International Prospectus is identical to the U.S. Prospectus except for the outside front and back cover pages and the Underwriting section. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the U.S. Prospectus and the International Prospectus in the respective forms first used to confirm sales of Shares is hereinafter referred to as a "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

               Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company's directors, officers, employees and business associates and other parties related to the Company (collectively, "PARTICIPANTS"), as set forth in the Prospectus under the heading "Underwriting" (the "DIRECTED SHARE PROGRAM"). The Shares to be sold by Morgan Stanley pursuant to the Directed Share Program are referred to hereinafter as the "DIRECTED SHARES". Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

               1. Representations and Warranties. The Company represents and warrants to and agrees with each of the U.S. Underwriters that:

                      (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                      (b) (i) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the U.S. Prospectus comply and, as amended or supplemented, if applicable, will

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        comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through Goldman, Sachs & Co. expressly for use therein.

                      (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

                      (d)    Each of the subsidiaries of the Company listed on
        Schedule II (each, a "SUBSIDIARY" and collectively, the "SUBSIDIARIES") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation (to the extent that such jurisdiction recognizes the legal concept of good standing), has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent that such jurisdiction recognizes the legal concept of good standing) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Subsidiaries listed on
        Schedule II are all of the subsidiaries of the Company other than inactive subsidiaries.

                      (e) This Agreement has been duly authorized, executed and delivered by the Company.

                      (f) The authorized capital stock of the Company, including the Shares, conforms as to legal matters to the description thereof contained in the Prospectus.

                      (g) The shares of Common Stock of the Company outstanding immediately prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable. The only capital stock of the Company outstanding immediately prior to the issuance of the Shares will be Common Stock.

                      (h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the International

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        Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                      (i) The consolidated financial statements, together with the related schedules and notes, included in the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated statements of operations and comprehensive loss, changes in stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified (subject, in the case of unaudited financial statements, to normal year-end adjustments); said financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved.

                      (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the International Underwriting Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company or (iii) any agreement or other instrument binding upon the Company or any of the Subsidiaries, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, except, with respect to clauses (i) and (iii), to the extent that any contravention would not have a Material Adverse Effect, and no consent, approval, authorization or order of, or filing or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the International Underwriting Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the U.S. Shares and as to which the failure to so obtain would not have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the International Underwriting Agreement. Item 16(a) of the Registration Statement sets forth all material agreements (within the meaning of Item 601(b)(10) of Regulation S-K) to which the Company or any of its Subsidiaries is a party.

                      (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

                      (l) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, that are required to be described in the Registration Statement or the Prospectus and are not so described or any contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                      (m) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to

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        Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                      (n) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                      (o) Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or by-laws (or comparable corporate documents) and neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject except for such violations or defaults that are described in the Prospectus or would not result in a Material Adverse Effect.

                      (p) The Company and its subsidiaries own or have the right to use, or can acquire or obtain the right to use on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "INTELLECTUAL PROPERTY") necessary to carry on the business now operated by them, except where the failure to own or have the right to use such Intellectual Property would not, singly or in the aggregate, have a Material Adverse Effect, and except as described in the Prospectus. Neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                      (q) Except as described in the Prospectus, each of the Company and the Subsidiaries (i) has all necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings, if any, with all federal, state and local and foreign governmental, administrative or regulatory authorities and organizations, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, including providing digital enhanced specialized mobile radio services as currently conducted by them, except to the extent that the failure to obtain such licenses, consents, authorizations, approvals, orders, certificates and permits or make such declarations and filings, if any, would not have a Material Adverse Effect and (ii) has not received any notice of proceedings relating to the violation, revocation or modification of any such license, consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if


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        the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect;

                      (r) Deloitte & Touche LLP, who have certified the financial statements and supporting schedules for the Company included in the Prospectus, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

                      (s) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"),
        (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

                      (t) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                      (u) None of the Company or any of its subsidiaries has committed any act in violation of the Foreign Corrupt Practices Act, as amended, that would have a Material Adverse Effect.

               Furthermore, the Company represents and warrants to Morgan Stanley that (i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval or order of, or qualification with, any governmental body or agency, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

               The Company has not offered, or caused Morgan Stanley or its affiliates to offer, Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or

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type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

               2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several U.S. Underwriters, and each U.S. Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of U.S. Firm Shares set forth in
Schedule I hereto opposite its name at a purchase price of $____ per share (the "PURCHASE PRICE").

               On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the U.S. Additional Shares, and the U.S. Underwriters shall have a one time right to purchase, severally and not jointly, up to ________ U.S. Additional Shares at the Purchase Price, which right shall expire if both (a) the International Underwriters exercise their right to purchase additional International Shares under the International Underwriting Agreement (the "International Exercise") and (b) the U.S. Underwriters do not exercise their right to purchase U.S. Additional Shares concurrently with the International Exercise. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall be an irrevocable and binding commitment on the part of the U.S. Underwriters subject to the terms hereof and shall specify the number of U.S. Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Initial Closing Date (as defined below) but not earlier than the Initial Closing Date nor later than ten business days after the date of such notice. U.S. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering overallotments made in connection with the offering of the U.S. Firm Shares. If any U.S. Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of U.S. Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of U.S. Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

               The Company hereby agrees that, without the prior written consent of Goldman, Sachs & Co., on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder or under the International Underwriting Agreement, (B) the issuance of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (C) the granting

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of any options, deferred shares or other equity awards under the Company's equity incentive plans, so long as such options do not vest and become exercisable or such deferred shares or other awards do not vest, in each case, in the absence of extraordinary events or occurrences beyond the control of the grantee or recipient, until after the expiration of such 180-day period or (D) the issuance of shares of Common Stock in connection with acquisitions of businesses or portions thereof or in connection with any strategic investment in the Company by any third party on terms approved by the Company's board of directors, provided that the parties in any such acquisition or investment transaction agree to be bound by the restrictions contained in this paragraph or will not receive any of such shares of Common Stock until after the expiration of such 180-day period.

               3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $_____ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $_____ a share under the Public Offering Price, and that any U.S. Underwriter may allow, and such dealers may reallow, a concession, not in excess of $___ a share, to any U.S. Underwriter or to certain other dealers.

               4. Payment and Delivery. Payment for the U.S. Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such U.S. Firm Shares for the respective accounts of the several U.S. Underwriters at 10:00 a.m., New York City time, on ________ __, 2001, or at such other time on the same or such other date, not later than ________ __, 2001, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "INITIAL CLOSING DATE."

               Payment for any U.S. Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such U.S. Additional Shares for the respective accounts of the several U.S. Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than ________ __, 2001, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

               Certificates for the U.S. Firm Shares and U.S. Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Initial Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the U.S. Firm Shares and U.S. Additional Shares shall be delivered to you on the Initial Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several U.S. Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the U.S. Underwriters duly paid, against payment of the Purchase Price therefor.

               5. Conditions to the U.S. Underwriters' Obligations. For purposes of this Section 5, the time and date of payment of the Initial Closing Date or the Option Closing Date is

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herein called a "CLOSING DATE." The obligations of the Company to sell the
Shares to the U.S. Underwriters and the several obligations of the U.S. Underwriters to purchase and pay for the Shares on a Closing Date are subject to the condition that the Registration Statement (other than as it relates to the Rule 462 Registration Statement) shall have become effective not later than 3:30 p.m. (New York City time) on the date hereof and the Rule 462 Registration Statement shall have been filed and become effective upon such filing not later than 8:00 a.m. New York City time on ________ __, 2001.

               The several obligations of the U.S. Underwriters under this Agreement to purchase the Shares to be delivered at the applicable Closing Date shall be subject to the following conditions that (i) all representations and warranties and other statements of the Company herein are, as of such Closing Date, true and correct, (ii) the Company shall have performed all of its obligations hereunder to be performed on or prior to such Closing Date, and
(iii) the following additional conditions:

                      (a) The Underwriters shall have received on the applicable Closing Date a certificate, dated such Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of such Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such Closing Date.

                      The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                      (b) The Underwriters shall have received on the applicable Closing Date an opinion of Jones, Day, Reavis & Pogue, counsel for the Company, dated such Closing Date, substantially in the form set forth in Exhibit B.

                      (c) The Underwriters shall have received on the applicable Closing Date the opinions of special foreign counsel for the Company in Argentina, Brazil, Chile, Japan, Mexico, Peru, Philippines and the Cayman Islands, dated such Closing Date, substantially in the forms set forth in Exhibit C.

                      (d) The Underwriters shall have received on the applicable Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated such Closing Date, in form and substance reasonably satisfactory to you.

                      (e) The Underwriters shall have received, on each of the date hereof and the applicable Closing Date, a letter dated the date hereof or such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on a Closing Date shall use a "cut-off date" not earlier than three business days prior to such Closing Date.

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                      (f)    The "lock-up" agreements, each substantially in the
        form of Exhibit A hereto, between you and Nextel Communications, Inc., Unrestricted Subsidiary Funding Company, the executive officers and directors identified on Schedule III hereto, each relating to sales and certain other dispositions of shares of Common Stock or certain other securities shall be in full force and effect.

                      (g) The Shares shall have been approved for quotation on the Nasdaq National Market by the National Association of Securities Dealers, Inc.

                      (h) The Underwriters shall have received such other documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Shares and other matters related to the issuance of the Shares.

                      (i) The preliminary prospectus dated _____, 2001, as of its date did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                      (j) On or prior to the Initial Closing Date, Nextel Communications, Inc. shall have purchased not less that $500,000,000 of the Company's Class B Common Stock at a purchase price per share not less than the initial public offering price per share of Class A Common Stock in the offering.

               6. Covenants of the Company. In further consideration of the agreements of the U.S. Underwriters herein contained, the Company covenants with each U.S. Underwriter as follows:

                      (a) To furnish to you, without charge, 12 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to use its best efforts to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                      (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                      (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary in your judgment to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                      (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

                      (e) To make generally available to the Company's security holders and to you as soon as practicable, but in no case later than three months after the end of the twelve-month period beginning on the first day of the Company's fiscal quarter immediately succeeding the Company's fiscal quarter during which the effective date of the Registration Statement occurs, an earnings statement of the Company covering such twelve-month period that satisfies the provisions of
        Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                      (f) Whether or not any sale of Shares is consummated, to pay all expenses incident to the performance of its obligations under this Agreement and the International Underwriting Agreement, including:
        (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any

        "road show" undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

                      (g) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement and the International Underwriting Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds."

                      (h) To place stop transfer orders on any Directed Shares that have been sold to Participants subject to the three month restriction on sale, transfer, assignment, pledge or hypothecation imposed by NASD Regulation, Inc. under its Interpretative Material 2110-1 on free-riding and withholding to the extent necessary to ensure compliance with the three month restrictions.

                      (i) To pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

                      (j) To comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.


               7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE Act") or is under common control with, or is controlled by, any Underwriter, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through Goldman, Sachs & Co. expressly for use therein.

               (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through Goldman, Sachs & Co. expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

               (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Goldman, Sachs & Co., in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding (as to which it had indemnification obligations hereunder) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) to the extent practicable, such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, provided that such unconditional release may be subject to a parallel release of a claimant or plaintiff by such indemnified party from all liability in respect of related claims or counterclaims asserted by such indemnified party and (ii) does not include a statement as to, or as admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

               (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

               (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (f) The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

               8. Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless Morgan Stanley and its affiliates and each person, if any, who controls Morgan Stanley or its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("MORGAN STANLEY ENTITIES"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

               (b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 8(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Company of the aforesaid request, (ii) to the extent practicable, the Company shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement (i) includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding, provided that such unconditional release may be subject to a parallel release of a claimant or plaintiff by such Morgan Stanley Entity from all liability in respect of related claims or counterclaims asserted by such Morgan Stanley Entity and (ii) does not include a statement as to, or an admission of, fault culpability or failure to act by or on behalf of any Morgan Stanley Entity.

               (c) To the extent the indemnification provided for in Section 8(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 8(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in
Section 8(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

               (e) The indemnity and contribution provisions contained in this Section 8 shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

               9. Termination. (a) Goldman, Sachs & Co. may terminate this Agreement, by notice to the Company at any time at or prior to the Initial Closing Date or the Option Closing Date, (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which in the judgment of Goldman, Sachs & Co. makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus or (ii) if there shall have occurred a downgrading in the rating assigned to any of the Company's securities by any nationally recognized securities rating agency, or if such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's securities, or (iii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Goldman, Sachs & Co., impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended or limited by the Commission or The Nasdaq Stock Market Inc., or if trading generally on the American Stock Exchange or the New York Stock Exchange or in The Nasdaq Stock Market Inc. has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

               (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 6(f) hereof, and provided further that Sections 1, 7 and 8 shall survive such termination and remain in full force and effect.

               10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

               If, on the Initial Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Initial Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares which it has agreed to purchase hereunder on such date and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Initial Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

               If this Agreement shall be terminated for any reason other than
(a) a failure on the part of the Underwriters to comply with Section 10 of this Agreement or (b) a termination of this Agreement after the Initial Closing Date pursuant to Section 9 of this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

               11. Miscellaneous. (a) This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               (b) Any notice or communication shall be sufficiently given if in writing and delivered in person, mailed by first class mail or sent by telecopier transmission addressed as follows:

If to the Company:

Nextel International, Inc.
10700 Parkridge Blvd. Suite 600
Reston, Virginia 20191
Telecopier No.  (703) 433-4036
Attn:  General Counsel

If to the U.S. Underwriters:

Goldman, Sachs & Co.
1 Liberty Plaza, 7th Floor
New York, New York 10006
Telecopier No.  (212) 902-9020
Attn: Registration Department

The Company or the Underwriters by notice to the other may designate additional or different addresses for subsequent notices or communications.

               12. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflicts or choice of law principles which might otherwise be applicable.

               13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                    Very truly yours,

                                    NEXTEL INTERNATIONAL, INC.



                                    By:____________________________
                                        Name:
                                        Title:


Accepted as of the date hereof

GOLDMAN, SACHS & CO.
MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
DEUTSCHE BANK SECURITIES INC.
FIRST UNION SECURITIES, INC.
J.P. MORGAN SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
UBS WARBURG LLC

By:__________________________
    (Goldman, Sachs & Co.)

    On behalf of each of the Underwriters